EXHIBIT 10.7

INFODATA SYSTEMS INC.
1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

        1.       Purpose. The Infodata Systems Inc. 1997 Employee Stock Purchase Plan (the “Plan”) is established to provide eligible employees of Infodata Systems Inc., a Virginia corporation, and its wholly-owned subsidiaries (the “Company”), with an opportunity to acquire a proprietary interest in the Company by the purchase of shares of common stock, par value $.03 per share (the “Common Stock”) of the Company.

        The Company intends that the Plan shall qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), including any amendments or replacements of such Code section, and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

        An employee participating in the Plan (a “Participant”) may withdraw such Participant’s accumulated payroll deductions (if any) and terminate participation in the Plan or any Offering (as defined below) therein at any time during an Offering Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Plan (a “Purchase Right”) which may or may not be exercised at the end of an Offering Period.

        2.       Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of non-employee members of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

        3.       Share Reserve. The maximum number of shares which may be issued under the Plan shall be 400,000 shares of the Company’s authorized but unissued Common Stock or Common Stock which is treasury stock (the “Shares”). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

        4.       Eligibility. Any employee of the Company is eligible to participate in the Plan except employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of section 423(b)(3) of the Code. Notwithstanding anything herein to the contrary, any individual performing services for the Company solely through a leasing agency or employment agency shall not be deemed an “employee” of the Company.

        5.       Offering Dates.

            (a)       Offering Periods.Except as otherwise provided below, the Plan shall be implemented by offerings (individually, an “Offering”) of three (3) months duration (an “Offering Period”); commencing on January 1, April 1, July 1 and October 1 of each year (beginning with July 1, 1997) and ending on the last day that the Company’s common stock is traded in each of the three-month periods ending March 31, June 30, September 30 and December 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. Eligible employees may not participate in more than one Offering at a time. The first day of an Offering Period shall be the “Offering Date” for such Offering Period and the last day of an Offering Period shall be the “Purchase Date” for such Offering Period. In the event the first day of an Offering Period is not a business day, the Offering Date shall be the first subsequent business day. In the event the last day of an Offering Period is not a business day, the Purchase Date shall be the first preceding business day.

            (b)       Governmental Approval; Stockholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining stockholder approval of the Plan.

        6.       Participation in the Plan.

            (a)       Initial Participation. An eligible employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company’s Human Resources office not later than the close of business for such Human Resources office on the last business day before such Offering Date (the “Subscription Date”) a subscription agreement indicating the employee’s election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company’s Human Resources office on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. The Company may, from time to time, change the Subscription Date as deemed advisable by the Company in its sole discretion for proper administration of the Plan.

            (b)       Continued Participation. A Participant shall automatically participate in the Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates until such time as such Participant (i) ceases to be eligible as provided in paragraph 4, (ii) withdraws from the Plan pursuant to paragraph 11(b) or (iii) terminates employment as provided in paragraph 12. If a Participant automatically may participate in a subsequent Offering Period pursuant to this paragraph 6(b), then the Participant is not required to file any additional subscription agreement for such subsequent Offering Period in order to continue participation in the Plan. However, a Participant may file a subscription agreement with respect to a subsequent Offering Period if the Participant desires to change any of the Participant’s elections contained in the Participant’s then effective subscription agreement.

        7.       Right to Purchase Shares. Subject to the terms and limitations set forth below, during an Offering Period each Participant in such Offering Period shall have a Purchase Right consisting of the right to purchase that number of whole Shares determined in accordance with paragraphs 8 and 9 hereof.

        8.       Purchase Price. The purchase price at which Shares may be acquired in a given Offering Period pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan (the “Offering Exercise Price”) shall be set by the Board; provided, however, that the Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of the Offering Period, or (b) the fair market value of the Shares on the Purchase Date of the same Offering Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for that Offering Period shall be ninety percent (90%) of the lesser of (a) the fair market value of the Shares on the Offering Date of such Offering Period or (b) the fair market value of the Shares on the Purchase Date of such Offering Period. The fair market value of the Shares on the applicable dates shall be the closing price quoted on the National Association of Securities Dealers Automated Quotation System (or the average of the closing bid and asked prices if the Shares are so quoted instead and the quoted closing price is not readily available), or as reported on such other stock exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported.

        9.       Payment of Purchase Price.Shares which are acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period. For purposes of the Plan, a Participant’s “Compensation” with respect to an Offering (a) shall include all salaries, before deduction for any contributions to any plan maintained by the Company and described in Section 401(k) or Section 125 of the Code, and (b) shall not include commissions, advances paid against future commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, long-term disability, worker’s compensation or any other payments not specifically referenced in (a). Except as set forth below, the amount of Compensation to be withheld from a Participant’s Compensation during each pay period shall be determined by the Participant’s subscription agreement.

            (a)       Election to Decrease Withholding. During an Offering Period, a Participant may elect to decrease the amount withheld from his or her Compensation by filing an amended subscription agreement with the Company on or before the “Change Notice Date.” The “Change Notice Date” shall initially be the tenth (10th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time. A Participant may not elect to increase the amount withheld from the Participant’s Compensation during an Offering Period.

            (b)       Limitations on Payroll Withholding. The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be in one percent (1%) increments not to exceed fifteen percent (15%) of the Participant’s Compensation for such pay period. Notwithstanding the foregoing, the Board may change the limits on payroll withholding effective as of a future Offering Date, as determined by the Board. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

            (c)       Payroll Withholding. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

            (d)       Participant Accounts. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

            (e)       No Interest Paid.Interest shall not be paid on sums withheld from a Participant’s Compensation.

            (f)       Exercise of Purchase Right. Subject to the limitations contained in paragraph 10 of the Plan, on the Purchase Date of an Offering Period each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Offering Exercise Price. No Shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

        (g)       Return of Cash Balance. Any cash balance remaining in the Participant’s account shall be refunded to the Participant as soon as practicable after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant’s account and applied toward the purchase of Shares in the subsequent Offering Period.

            (h)       Tax Withholding. At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise upon exercise of the Purchase Right and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to (except as required by federal or state law), withhold from the Participant’s Compensation the amount necessary to meet such withholding obligations.

            (i)       Company Established Procedures. The Company may, from time to time, establish (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of subscription agreements, and/or (v) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion which are consistent with the Plan and in accordance with the requirements of section 423 of the Code.

            (j)       Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

        10.       Limitations on Purchase of Shares: Rights as a Stockholder.

            (a)       Fair Market Value Limitation. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by the Company) at a rate which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which Participant participates in the Plan (or any other employee stock purchase plan described in this sentence).

            (b)       Pro Rata Allocation. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

            (c)       Rights as a Stockholder and Employee. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant’s Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant’s employment at any time.

        11.        Withdrawal.

            (a)       Withdrawal From an Offering. A Participant may withdraw from an Offering by signing and delivering to the Company’s Human Resources office, a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any subsequent Offerings. A Participant is prohibited from again participating in the same Offering at any time after withdrawing from such Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company’s Human Resources office for a reasonable period prior to the effectiveness of the Participant’s withdrawal from an Offering.

            (b)       Withdrawal from the Plan. A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company’s Human Resources office. Withdrawals made after a Purchase Date for an Offering Period shall not affect Shares acquired by the Participant on such Purchase Date. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company’s Human Resources office for a reasonable period prior to the effectiveness of the Participant’s withdrawal from the Plan.

            (c)       Return of Payroll Deductions. Upon withdrawal from an Offering or the Plan, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of Shares shall be returned as soon as practicable after the withdrawal, without the payment of any interest, to the Participant, and the Participant’s interest in the Offering and/or the Plan, as applicable, shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan following the Participant’s withdrawal.

            (d)       Participation Following Withdrawal; Resales of Shares by Section 16 Persons. A Section 16 Person (as defined below) may not sell Shares acquired by such Section 16 Person under the Plan until such Shares have been held by such Section 16 Person for at least six (6) months. In addition, a Section 16 Person who is deemed to “cease participation” in the Plan within the meaning of either Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and amended from time to time or any successor rule or regulation (“Rule 16b-3”), as a consequence of his or her withdrawal from an Offering pursuant to paragraph 11(a) above, withdrawal from the Plan pursuant to paragraph 11(b) above, or reduction in withholding pursuant to paragraph 9(a) above, shall not again participate in the Plan for at least six (6) months after the date of such withdrawal. A “Section 16 Person” shall include an employee who is also an officer or director of the Company subject to Section 16 of the Exchange Act.

            (e)       Waiver of Withdrawal Right. The Company may, from time to time, establish a procedure pursuant to which a Participant may elect (an “Irrevocable Election”), prior to the commencement of an Offering Period, to have all payroll deductions accumulated in his or her Plan account as of one or more subsequent Purchase Dates applied to purchase shares under the Plan, and (i) to waive his or her right to withdraw from the Offering or the Plan, and (ii) to waive his or her right to increase, decrease, or cease payroll deductions from his or her Compensation for such Offering during the time such election is in effect. Such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company not later than the close of business on a date prior to the first day of the Offering Period for which such election is to first be effective, as determined by the Company. (In order to comply with Rule 16b-3, a Section 16 Person (as defined in paragraph 11(d) above) who does not make such an Irrevocable Election may be required to hold any Shares acquired on a Purchase Date for at least six (6) months following such Purchase Date.)

        12.       Termination of Employment.Termination of a Participant’s employment with the Company for any reason, including retirement, disability or death, or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant’s participation in the Plan immediately. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 12. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above.

        13.       Transfer of Control. A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to the Company.

            (a)        any acquisition of the Company’s stock or any reorganization as defined in section 368(a)(1) of the Code to which the Company is a party as defined in section 368(b) of the Code and in which the Company is not the surviving corporation or is not immediately after the reorganization engaged in the active conduct of a trade or business or in which the stockholders of the Company will own less than fifty percent (50%) of the voting securities of the surviving corporation; or

            (b)        any sale or conveyance of substantially all of the net assets of the Company, unless immediately after such sale the Company is engaged in the active conduct of a trade or business.

        In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), shall either assume the Company’s rights and obligations under the Plan or substitute rights to purchase the Acquiring Corporation’s stock for outstanding Purchase Rights, unless the Company’s Board otherwise agrees. In the event that, with the Board’s consent, the Acquiring Corporation elects not to assume or substitute for such outstanding Purchase Rights in connection with a merger in which the Company is not the surviving corporation or a reverse triangular merger in which the Company is the surviving corporation where the stockholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger, the Board may, but shall not be obligated to, provide that any outstanding Purchase Rights shall be exercised as of the date of the Transfer of Control, as the Board so determines. The exercise of any Purchase Right that was permissible solely by reason of this paragraph 13 shall be conditioned upon the consummation of the Transfer of Control. Any Purchase Rights which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control.

        14.       Capital Changes. In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in the Company’s capitalization, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale or other reorganization, appropriate adjustments shall be made by the Company in the securities subject to purchase under a Purchase Right, the Plan’s share reserve, the number of shares subject to a Purchase Right, and in the purchase price per share.

        15.       Non-Transferability. A Purchase Right may not be transferred in any manner and shall be exercisable during the lifetime of the Participant only by the Participant. The Company, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Purchase Right as it deems appropriate and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such Shares.

        16.       Reports. Each Participant who exercised all or part of his or her Purchase Right for an Offering Period shall receive, as soon as practicable after the Purchase Date of such Offering Period, a report of such Participant’s account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant’s account pursuant to paragraph 9(g) above, if any.

        17.       Plan Term. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued, whichever shall first occur.

        18.       Restriction on Issuance of Shares. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

        19.       Legends. The Company may at any time place legends or other identifying symbols referencing any applicable federal, state and/or foreign securities restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this paragraph.

        20.       Notification of Sale of Shares. The Company may require the Participant to give the Company prompt notice of any disposition of Shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing Shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

        21.       Amendment or Termination of the Plan. The Board may at any time amend or terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan, nor may any amendment make any change in a Purchase Right previously granted under the Plan which would adversely affect the right of any Participant (except as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan.

SUPPLEMENT

INFODATA SYSTEMS INC.
1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

dated
December 3, 2003

In accordance with Section 9(i) of the Infodata Systems Inc. 1997 Employee Stock Purchase Plan, the following “Company Established Procedure” shall be effective for all Offering Periods commencing after December 3, 2003 and until rescinded or modified by action of the Board of Directors of the Company and/or by a duly appointed committee of non-employee members of the Board having such powers as shall be specified by the Board.

Limitation on Shares Purchased in an Offering Period

The maximum number of shares which might be purchased by all participants in an Offering Period shall not exceed 50,000 shares. In the event the number of shares which might be purchased by all participants in the Plan exceeds the number of shares available in an Offering Period, the Company shall make a pro rata allocation in as uniform a manner a shall be practicable and as the Company shall determine to be equitable.